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                                                                   Exhibit 10.20

[Logo of National Research Council of Canada]

                                                     Date drafted: 27 March 2000
                                                              Case Number: 11104

GIVEN BY NATIONAL RESEARCH COUNCIL OF CANADA                  (called "NRC")
      Head     {1200 Montreal Road,        Participating  Institute for National
      Office   {Ottawa, Ontario KIA OR6    Institute      Measurement Standards

TO       NOMOS Corporation (called the "User")
         whose address is:
                  2591 Wexford Bayne Road
                  Sewickley, PA 15143
                  U.S.A.


PREAMBLE

The User desires to use computer software created by NRC and identified as BEAM 99 (called herein the "Software").

IN CONSIDERATION of the preamble and the terms below, the Parties agree as follows:

SL-1     TITLE AND GRANT

         NRC grants to the User, and User accepts, a non-transferable, non-exclusive licence to use the Software only in the manner described under the heading "USAGE". All proprietary interest, right, title, and copyright in the Software remain with NRC.

SL-2     TERM

         This Licence is in effect until 31 December, 2000 ("Initial Term"). Thereafter, the User will have the right to continue this licence for one year periods upon payment of the annual licence fee, which is due on the expiration of the Initial Term and each anniversary thereof.

SL-3     PAYMENTS BY THE USER

         The User must pay an initial licence fee of Thirty thousand U.S. Dollars ($ 30,000.00) upon execution of this agreement. Thereafter, to continue this licence, the User must pay an annual licence fee of Thirty thousand United States Dollars ($30,000.00) as set out in SL-2. Neither the initial licence fee or the annual licence fees are refundable.

         Invoices will not be sent. The User must remit payment with the executed agreement. Cheques are to be made out to "Receiver General - National Research Council". Customs duties, if applicable, will be paid by the User.






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Cheques must be addressed to:

         Finance and Information Management Services
         National Research Council
         1200 Montreal Road, Ottawa, Ontario, KIA OR6

The case number 11104 should be noted on the check.

SL-4     USAGE

         4.1 The User may install the software on an unlimited number of workstations located solely at the Users address at 2591 Wexford Bayne Road, Sewickley, PA 15143, U.S.A.. NRC agrees that the software may also be installed on the workstations of the Users contractor, Lawrence Livermore National Laboratory
                  (LLNL) located solely at 7000 East Avenue, Livermore CA 945550, USA provided that LLNL certifies in writing that it agrees to be bound by the terms and conditions of this licence. (letter attached)

         4.2 Subject to clause 4.3, the User may not lease, sublicense, sell or transfer the Software or create and lease, sublicense, sell or transfer any derivative programs that incorporate, embody or are derived in any way from the Software.

         4.3 The User may only use the software for internal work to develop beam characterization models for generic accelerators which it may incorporate into its Peregfine related treatment planning software and provide to third parties. The User agrees not to use the Software to provide services or data to third parties which are in any way based on modelling any third party's individual accelerator.

         4.4 The Software constitutes valuable trade secrets which are provided to the User for the sole internal use of the User and which must not be made available to any other person.

         4.5 NRC agrees to provide, when available, any corrections, bug fixes and updates of the Software to the User under this licence. However, access to a new version of the Software (for example BEAMOO) is not included and shall be the subject of a separate licence.

         4.6 This licence does not include the fight to use the EGS4 Software and the User is responsible for independently obtaining all necessary authorizations for such use.




                                      -2-
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SL-5.    TERMINATION PROCEDURE

         5.1 The User may terminate this licence at any time, by notifying NRC in writing. NRC may terminate this licence by notifying the User if the User violates any term of this Agreement and the violation is not corrected to the satisfaction of NRC within thirty (30) days after NRC gives the User notice in writing of the allegation of a violation.

         5.2 Immediately upon notice of termination by either the User or NRC, the User must certify that no copies, portions, modified versions, or translations of the Software remain accessible to the User, and that none have been passed from the User to third parties.

         5.3 Termination by either the User or NRC does not erase any debt already due pursuant to this Agreement.

SL-6     LIMITED WARRANTY AND REMEDIES

         6.1 NRC makes no warranty with respect to the accuracy of the software code. NRC will use its best efforts to attempt to correct any minor defects reported by the User to NRC. NRC will not provide any technical assistance or support under this licence but, at its discretion, will respond to minor requests from the User. The provision of any other support or technical services will be the subject of a separate agreement between the parties.

         6.2 NRC warrants that the Software does not infringe any copyright or violate any obligation of confidentiality. NRG also warrants that NRC is not actually aware of any patent which may be infringed by the Software. If a breach of a warranty mentioned in this paragraph is proved in a court, NRC will cancel all debts owing and refund all payments made pursuant to this Agreement within the three (3) years preceding the commencement of the court action.

         6.3 EXCEPT AS EXPRESSLY STATED HEREIN, NRG DISCLAIMS ANY WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, OF ANY KIND OR NATURE WITH RESPECT TO THE SOFTWARE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NRC SHALL NOT BE LIABLE IN ANY EVENT FOR ANY DAMAGES, WHETHER DIRECT OR INDIRECT, SPECIAL OR GENERAL, CONSEQUENTIAL OR INCIDENTAL, ARISING FROM THE USE OF THE SOFTWARE.





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SL-7     GENERAL

         7.1 This Agreement supersedes all prior communications, negotiations and agreements, written or oral, concerning the Software. No amendment or waiver of terms is effective unless it is in writing, signed by both Parties, and specifically states the intention to affect this Agreement.

SIGNED by the User in duplicate at .....Sewickley, PA..........................

NOMOS CORPORATION

                                    Date:            3-28-00
                                            -----------------------------------


                                            John W. Manzetti
                                            Executive Vice President and
                                            Chief Financail Officer
                                            NOMOS Corporation
                                    per:                   /s/ John W. Manzetti
                                            -----------------------------------
                                            Print name and title


SIGNED by NRC in duplicate at Ottawa, Ontario, Canada:

NATIONAL RESEARCH COUNCIL OF CANADA



                                    Date:
                                            -----------------------------------



                                    per:
                                            -----------------------------------
                                            Print name and title




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Letter to be signed by NOMOS and LLNL. Copy to be returned to NRC with the executed agreement.


Date:



Mr. Ralph Patterson
Lawrence Livermore National Laboratory
7000 East Avenue, L-051
Livermore, California  94550

Dear Mr. Patterson:

As our contractor for the PEREGRINE project under the terms of Work for others Agreement L-8788, NOMOS is furnishing you a copy of BEAM99 for use in performing the required tasks of this agreement. BEAM99 is owned by the National Research Council of Canada, and licensed by NOMOS for the purposes of developing beam characterization models for generic accelerators. The license specifically excludes providing services or data to third parties which are in any way based on modeling any third party's individual accelerator.

By cosigning this letter, Lawrence Livermore National Laboratory agrees to use this software solely in accordance with the terms of the National Research Council licence in performing agreement L-8788, and that it will return the software when requested by NOMOS.

Signed,



Robert M. Oates, Vice President Engineering
NOMOS Corporation


Agreed,




Ralph W. Patterson, Product Manager
Lawrence Livermore National Laboratory